UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-KSB

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 1997

                           MEDICAL STERILIZATION, INC.
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             (Exact name of registrant as specified in its charter)

         New York                   2-85008-NY                  11-2621408
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(State or other jurisdiction      (Commission                (IRS Employer or
       incorporation)              File Number)             Identification No.)

                225 Underhill Boulevard, Syosset, New York         11791
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                 (Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code (516) 496-8822

Item 4. Changes in Registrant's Certifying Accountant

      (a)(1)(i) The Registrant's former accountant, Coopers & Lybrand L.L.P., by letter dated October 1, 1997 advised the Registrant that the client-auditor relationship between the Registrant and Coopers & Lybrand L.L.P. has ceased due to their resignation.

            (ii) The report of Coopers & Lybrand L.L.P. on the financial statements for either the year ending December 31, 1995 or December 31, 1996 did not contain an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principles.

            (iii) The decision to change accountants was not recommended or approved by the Board of Directors or an Audit Committee of the Board of Directors.

            (iv) There are no disagreements with Coopers & Lybrand L.L.P., whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Coopers & Lybrand L.L.P., would have caused it to make reference to the subject matter of the disagreement in connection with its report.

      (3) The Registrant has provided Coopers & Lybrand L.L.P. with a copy of the disclosures it is making in response to this item and has requested Coopers & Lybrand L.L.P. to furnish a letter addressed to the Commission stating whether it agrees with the statements made by the Registrant and, if not, stating the respects in which it does not agree. The letter from Coopers & Lybrand L.L.P. has been filed as an exhibit to the report containing this disclosure.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)   not applicable

(b)   not applicable

(c)   Exhibits

      16     Letter re: Change of Certifying Accountant


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 1997

                               MEDICAL STERILIZATION, INC.


                               By: /s/ D. Michael Deignan
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                               Name: D. Michael Deignan
                               Title: President, Chief Executive Officer and
                                       Principal Financial Officer


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